Exhibit 99.1

Contact:
Kathleen Nemeth	Omnicell, Inc.
Senior Vice President, Investor Relations	4220 North Freeway
650-435-3318	Fort Worth, TX 76137
Kathleen.Nemeth@Omnicell.com

Omnicell Announces Fiscal Year and Fourth Quarter 2025 Financial Results

Omnicell delivers solid fourth quarter 2025 financial results
Announces major step toward autonomous medication management with the launch of its next generation dispensing system, Titan XT, at the American Society of Health-System Pharmacists (ASHP) 2025 Midyear Clinical Meeting & Exhibition

FORT WORTH, Texas. -- February 5, 2026 -- Omnicell, Inc. (NASDAQ:OMCL) (“Omnicell,” “we,” “our,” “us,” “management,” or the “Company”), a leading healthcare technology provider focused on empowering autonomous medication management, today announced results for its fiscal year and fourth quarter ended December 31, 2025.
“We finished 2025 with solid fourth quarter financial results, delivering full year 2025 total revenues, product bookings and annual recurring revenues (“ARR”) all above the mid-point of our previously issued guidance ranges,” stated Randall Lipps, chairman, president, chief executive officer, and founder of Omnicell. “As we look ahead, we are focused on delivering long-term, sustainable, and profitable growth. The launch of Titan XT intends to address a significant need for an enhanced and more efficient medication management experience that combines proven automation with powerful intelligence and extends beyond the pharmacy into nursing care areas. We believe that our innovation roadmap continues to resonate with our customers, and I am optimistic for what the future holds for Omnicell in 2026 and beyond.”
Financial Results
Total revenues for the fourth quarter of 2025 were $314 million, up $7 million, or 2%, from the fourth quarter of 2024. The quarter-over-quarter increase in total revenues was driven by strength in our technical service offerings and SaaS and Expert Services revenues, as well as increases in our consumables revenues. Total revenues for the year ended December 31, 2025 were $1.185 billion, up $73 million, or 7%, from the year ended December 31, 2024. The year-over-year increase in total revenues was driven by strength in our connected devices and technical service offerings, as well as increases in our SaaS and Expert Services and consumables revenues.
Total GAAP net loss for the fourth quarter of 2025 was $2 million, or $0.05 per diluted share. This compares to GAAP net income of $16 million, or $0.34 per diluted share, for the fourth quarter of 2024. Total GAAP net income for the year ended December 31, 2025 was $2 million, or $0.04 per diluted share. This compares to GAAP net income of $13 million, or $0.27 per diluted share, for the year ended December 31, 2024.
Total non-GAAP net income for the fourth quarter of 2025 was $18 million, or $0.40 per diluted share. This compares to non-GAAP net income of $28 million, or $0.60 per diluted share, for the fourth quarter of 2024. Total non-GAAP net income for the year ended December 31, 2025 was $75 million, or $1.62 per diluted share. This compares to non-GAAP net income of $79 million, or $1.71 per diluted share, for the year ended December 31, 2024.
Total non-GAAP EBITDA for the fourth quarter of 2025 was $37 million. This compares to non-GAAP EBITDA of $46 million for the fourth quarter of 2024. Total non-GAAP EBITDA for the year ended December 31, 2025 was $140 million. This compares to non-GAAP EBITDA of $136 million for the year ended December 31, 2024.

Product Bookings, Product Backlog and Annual Recurring Revenue
We utilize product bookings(1) and Annual Recurring Revenue (“ARR”), each as further described below, as key performance metrics for our business. For the year ended December 31, 2025, product bookings were $535 million compared to $558 million for the year ended December 31, 2024, or a decrease of 4% year-over-year, as we are in the late stage of the XT upgrade cycle. The chart below summarizes our total product backlog (2) and ARR (3):

	December 31,
	2025	2024

	(In thousands)
Total product backlog (2)	$640,301	$646,440
By duration:
Short-term product backlog	$435,151	$447,344
Long-term product backlog	205,150	199,096

Annual Recurring Revenue (3)	$635,555	$580,025
________________________________________________
(1)    We define product bookings generally as the value of non-cancelable contracts for our connected devices and software licenses. We typically exclude freight revenue and other less significant items ancillary to our products from product bookings. In addition, dependent upon counterparty or credit risk, which is evaluated at the time of contract signing, for a given multi-year subscription contract we may reduce the value of the contractual commitment booked at a given time. Connected devices and software license bookings are recorded as revenue upon customer acceptance of the installation or receipt of goods. We utilize product bookings as an indicator of the success of certain portions of our business that generate non-recurring revenue.
(2)    Product backlog is the dollar amount of product bookings related to connected devices and software licenses that have not yet been recognized as revenue. A majority of our connected devices and software license products are installable and recognized as revenues within twelve months of booking. Larger or more complex implementations such as software-enabled connected devices for Central Pharmacy, including, but not limited to, our Central Pharmacy Dispensing Service and IV Compounding Service, are often installed and recognized as revenue between 12 and 24 months after booking. Due to industry practice that allows customers to change order configurations with limited advance notice prior to shipment and as customer installation schedules may change, backlog as of any particular date may not necessarily indicate the timing of future revenue. However, we do believe that backlog is an indication of a customer’s willingness to install our solutions and revenue we expect to generate over time. We consider backlog that is expected to be converted to revenues in more than twelve months to be long-term backlog. We believe a majority of long-term product backlog will be convertible into revenues in 12-24 months.
(3)    We consider revenues generated from our consumables, technical services, and SaaS and Expert Services to be recurring revenues. For the portions of our business which generate recurring revenues, we utilize ARR as a key metric to measure our progress in growing our recurring revenue business. We define ARR at a measurement date as the revenue we expect to receive from our customers over the course of the following year for providing them with products or services. ARR includes expected revenue from all customers who are using our products or services at the reported date. For technical services and SaaS and Expert Services, solutions are generally on a contractual basis, typically with contracts for a period of 12 months or more, with a high probability of renewal. Probability of renewal is based on historic renewal experience of the individual revenue streams or management’s best estimates if historical renewal experience is not available. Consumables orders are placed by customers through our Omnicell Storefront online platform or through written or telephonic orders and are sold to a customer base who utilize the consumable product and place recurring orders when customer inventory is depleted. ARR is generally calculated based on revenues received in the most recent quarter and changes to expected revenues where solutions were added to or removed from the install or customer base in the quarter. Revenues from technical services and SaaS and Expert Services are generally recorded ratably over the service term. As part of our SaaS and Expert Services offerings, we provide a range of services to our customers including Central Pharmacy Dispensing Service (service portion), IV Compounding Service (service portion), EnlivenHealth, Specialty Pharmacy Services, 340B solutions, Inventory Optimization Service, and other software solutions, which typically are provided over two to seven years. In addition, to help ensure the maximum availability of our systems, our customers typically purchase technical services contracts (support and maintenance) in increments of one to five years. Revenue from consumables are recorded when the product has shipped and title has passed. Our measure of ARR may be different than that used by other companies. Because ARR is based on expected future revenue, it does not represent revenue recognized during a particular reporting period or revenue to be recognized in future reporting periods. ARR should not be viewed as a substitute for GAAP revenues.

Balance Sheet
As of December 31, 2025, Omnicell’s balance sheet reflected cash and cash equivalents of $197 million, total debt (net of unamortized debt issuance costs) of $168 million, and total assets of $1.97 billion. Cash flows provided by operating activities in the fourth quarter of 2025 totaled $30 million. This compares to cash flows provided by operating activities totaling $56 million in the fourth quarter of 2024.
As of December 31, 2025, the Company had $350 million of availability under its revolving credit facility with no outstanding balance.
Corporate Highlights
•In December 2025, the Company announced Omnicell Titan XT, a transformational, enterprise version of automated dispensing systems (ADS). Designed to unify proven automation and powerful intelligence, Titan XT is built to deliver an enhanced and more efficient medication management experience to support a growing health system. With this launch, the power of OmniSphere is meant to extend to nursing care areas, designed to deliver greater control of medication inventory management for pharmacy, while providing nurses with more confidence when administering medications.
•More than 4,000 pharmacy leaders connected with Omnicell during December’s American Society of Health-System Pharmacists (ASHP) Midyear 2025 Clinical Meeting and Exhibition, where they had the opportunity to explore how Omnicell is working to empower autonomous medication management to drive intelligent outcomes, deliver a better clinician experience, expand visibility and oversight for pharmacy enterprise, enhance safety and accuracy in the IV cleanroom, and transform outpatient care delivery.
•Omnicell was once again recognized as one of the Top 50 Healthcare Technology Companies by the Healthcare Technology Report for continuous focus on innovation designed to help healthcare organizations deliver better, more precise care. Randall Lipps was also named one of the Top Healthcare Technology CEOs of 2025 by the Healthcare Technology Report.
2026 Guidance
The table below summarizes Omnicell’s first quarter and full year 2026 guidance:

	Q1 2026	2026
Product Bookings	Not provided	$510 million - $560 million
Annual Recurring Revenue	Not provided	$680 million - $700 million
Total Revenues	$300 million - $310 million	$1.215 billion - $1.255 billion
Product Revenues	$171 million - $176 million	$690 million - $710 million
Service Revenues	$129 million - $134 million	$525 million - $545 million
Technical Services Revenues	Not provided	$260 million - $270 million
SaaS and Expert Service Revenues	Not provided	$265 million - $275 million
Non-GAAP EBITDA	$27 million - $33 million	$145 million - $160 million
Non-GAAP Earnings Per Share	$0.26 - $0.36	$1.65 - $1.85
The Company does not provide guidance for GAAP net income or GAAP earnings per share, nor a reconciliation of any forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures on a forward-looking basis because it is unable to predict certain items contained in the GAAP measures without unreasonable efforts. These forward-looking non-GAAP financial measures do not include certain items, which may be significant, including, but not limited to, unusual gains and losses, costs associated with future restructurings, acquisition-related expenses, and certain tax and litigation outcomes.
Omnicell Conference Call Information
Omnicell will hold a conference call today, Thursday, February 5, 2026, at 8:30 a.m. ET to discuss fiscal year and fourth quarter 2025 financial results. The conference call can be monitored by dialing (800) 715-9871 in the U.S. or (646) 307-1963 in international locations. The Conference ID is 4203777. A link to the live and archived webcast will also be available on the Investor Relations section of Omnicell’s website at https://ir.omnicell.com/events-and-presentations/.

About Omnicell
Since 1992, Omnicell has been committed to delivering innovative, outcomes-centric pharmacy and nursing solutions for all settings of care. As an intelligent medication management technology company, Omnicell empowers autonomous medication management by unifying automation and AI-enabled intelligence, optimized by expert services, to drive clinical and business outcomes that are helping to improve efficiency and enhance patient safety for healthcare facilities worldwide. Learn more at omnicell.com.
From time to time, Omnicell may use the Company’s investor relations website and other online social media channels, including its LinkedIn page www.linkedin.com/company/omnicell, and Facebook page www.facebook.com/omnicellinc, to disclose material non-public information and comply with its disclosure obligations under Regulation Fair Disclosure (“Reg FD”).
OMNICELL and the Omnicell logo are registered trademarks of Omnicell, Inc. or one of its subsidiaries. This press release may also include the trademarks and service marks of other companies. Such trademarks and service marks are the marks of their respective owners.
Forward-Looking Statements
To the extent any statements contained in this press release deal with information that is not historical, these statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, statements including the words “expect,” “intend,” “may,” “will,” “should,” “would,” “could,” “plan,” “potential,” “anticipate,” “believe,” “forecast,” “guidance,” “outlook,” “goals,” “target,” “estimate,” “seek,” “predict,” “project,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to the occurrence of many events outside Omnicell’s control. Such statements include, but are not limited to, Omnicell’s projected product bookings, revenues, including product, service, technical services and SaaS and Expert Services revenues, annual recurring revenue, non-GAAP EBITDA, and non-GAAP earnings per share; expectations regarding our products and services and developing new or enhancing existing products and solutions and the related objectives and expected benefits (and any implied financial impact); our customers’ receptivity to our innovation roadmap; our ability to deliver innovations that are designed to provide an enhanced and more efficient medication management experience extending beyond the pharmacy into nursing care areas; our customers’ expectations regarding tariffs and regulations; our ability to deliver sustainable and profitable growth, and statements about Omnicell’s strategy, plans, objectives, promise and purpose, vision, goals, opportunities, and market or Company outlook. Actual results and other events may differ significantly from those contemplated by forward-looking statements due to numerous factors that involve substantial known and unknown risks and uncertainties. These risks and uncertainties include, among other things, (i) unfavorable general economic and market conditions, including the impact and duration of inflationary pressures, (ii) Omnicell’s ability to take advantage of growth opportunities and develop and commercialize new solutions and enhance existing solutions, (iii) reduction in demand in the capital equipment market or reduction in the demand for or adoption of our solutions, systems, or services, (iv) delays in installations of our medication management solutions or our more complex medication packaging systems, (v) our international operations may subject us to additional risks, including from the impact of tariffs, (vi) risks related to Omnicell’s investments in new business strategies or initiatives, including its transition to selling more products and services on a subscription basis, and its ability to acquire companies, businesses, or technologies and successfully integrate such acquisitions, (vii) risks related to failing to maintain expected service levels when providing our SaaS and Expert Services or retaining our SaaS and Expert Services customers, (viii) Omnicell’s ability to meet the demands of, or maintain relationships with, its institutional, retail, and specialty pharmacy customers, (ix) risks related to climate change, legal, regulatory or market measures to address climate change and related emphasis on ESG matters by various stakeholders, (x) changes to the 340B Program, (xi) risks related to the incorporation of artificial intelligence technologies, including generative or agentic AI technologies, into our products, services and processes or our vendors offerings, (xii) Omnicell’s substantial debt, which could impair its financial flexibility and access to capital, (xiii) covenants in our credit agreement could restrict our business and operations, (xiv) continued and increased competition from current and future competitors in the medication management automation solutions market and the medication adherence solutions market, (xv) risks presented by government regulations, legislative changes, fraud and anti-kickback statues, products liability claims, the outcome of legal proceedings, and other legal obligations related to healthcare, privacy, data protection, and information security, and the costs of compliance with, and potential liability associated with, our actual or perceived failure to comply with such obligations, including any potential governmental investigations and enforcement actions, litigation, fines and penalties, exposure to indemnification obligations or other liabilities, and adverse publicity related to the same; (xvi) any disruption in Omnicell’s information technology systems and breaches of data security or cyber-attacks on its systems or solutions, including the previously disclosed ransomware incident and any potential adverse legal, reputational, and financial effects that may result from it and/or additional cybersecurity incidents, as well as the effectiveness of business continuity plans during any future cybersecurity incidents, (xvii) risks associated with operating in foreign countries, (xviii) Omnicell’s ability to recruit and retain skilled and motivated personnel, (xix) Omnicell’s ability to protect its intellectual property, (xx) risks related to the availability and sources of raw materials and components or price fluctuations, shortages, or interruptions of supply, (xxi) Omnicell’s dependence on a limited number of suppliers for certain components, equipment, and raw materials, as well as technologies provided by third-party vendors, (xxii) fluctuations in quarterly and annual operating results may make our future operating results difficult to predict, (xxiii) failing to meet (or significantly exceeding) our publicly announced financial guidance, and (xxiv) other risks and uncertainties further described in the “Risk

Factors” section of Omnicell’s most recent Annual Report on Form 10-K, as well as in Omnicell’s other reports filed with or furnished to the United States Securities and Exchange Commission (“SEC”), available at www.sec.gov. Forward-looking statements should be considered in light of these risks and uncertainties. Readers are encouraged to review this press release in conjunction with our most recent Annual Report on Form 10-K and our other reports filed with or furnished to the SEC. Investors and others are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements contained in this press release speak only as of the date of this press release. Omnicell assumes no obligation to update any such statements publicly, or to update the reasons actual results could differ materially from those expressed or implied in any forward-looking statements, whether as a result of changed circumstances, new information, future events, or otherwise, except as required by law.
Use of Non-GAAP Financial Information
This press release contains financial measures that are not calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). Management evaluates and makes operating decisions using various performance measures. In addition to Omnicell’s GAAP results, we also consider non-GAAP product gross profit, non-GAAP product gross margin, non-GAAP service gross profit, non-GAAP service gross margin, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted share, non-GAAP diluted shares, non-GAAP EBITDA, non-GAAP EBITDA margin, and non-GAAP free cash flow. These non-GAAP results and metrics should not be considered as an alternative to revenues, product gross profit, service gross profit, gross profit, operating expenses, income from operations, net income, net income per diluted share, diluted shares, net cash provided by operating activities, or any other performance measure derived in accordance with GAAP. We present these non-GAAP results and metrics because management considers them to be important supplemental measures of Omnicell’s performance and refers to such measures when analyzing Omnicell’s strategy and operations.
Our non-GAAP product gross profit, non-GAAP product gross margin, non-GAAP service gross profit, non-GAAP service gross margin, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted share, non-GAAP EBITDA, and non-GAAP EBITDA margin are exclusive of certain items to facilitate management’s review of the comparability of Omnicell’s core operating results on a period-to-period basis because such items are not related to Omnicell’s ongoing core operating results as viewed by management. We define our “core operating results” as those revenues recorded in a particular period and the expenses incurred within such period that directly drive operating income in such period. Management uses these non-GAAP financial measures in making operating decisions because, in addition to meaningful supplemental information regarding operating performance, the measures give us a better understanding of how we believe we should invest in research and development, fund infrastructure growth, and evaluate the effectiveness of marketing strategies. In calculating the above non-GAAP results: non-GAAP product gross profit and non-GAAP product gross margin exclude from their GAAP equivalents items a), b), and f) below; non-GAAP service gross profit, non-GAAP service gross margin, non-GAAP gross profit and non-GAAP gross margin exclude from their GAAP equivalents items a), b), e), and f) below; non-GAAP operating expenses, non-GAAP income from operations and non-GAAP operating margin exclude from their GAAP equivalents items a), b), c), e), f), g), h), and i) below; and non-GAAP net income and non-GAAP net income per diluted share exclude from their GAAP equivalents items a) through j) below. Non-GAAP EBITDA is defined as earnings before interest income and expense, taxes, depreciation, amortization, and share-based compensation, as well as excluding certain other non-GAAP adjustments. Non-GAAP EBITDA and non-GAAP EBITDA margin exclude from their GAAP equivalents items a), c), d), e), f), g), h), i), and j) below:
a)Share-based compensation expense. We excluded from our non-GAAP results the expense related to equity-based compensation plans as it represents expenses that do not require cash settlement from Omnicell.
b)Amortization of acquired intangible assets. We excluded from our non-GAAP results the intangible assets amortization expense resulting from our past acquisitions. These non-cash charges are not considered by management to reflect the core cash-generating performance of the business and therefore are excluded from our non-GAAP results.
c)Acquisition-related expenses. We excluded from our non-GAAP results the expenses related to recent acquisitions, including amortization of representations and warranties insurance. These expenses are unrelated to our ongoing operations, vary in size and frequency, and are subject to significant fluctuations from period to period due to varying levels of acquisition activity. We believe that excluding these expenses provides more meaningful comparisons of the financial results to our historical operations and forward-looking guidance, and to the financial results of peer companies.
d)Amortization of debt issuance costs. Debt issuance costs represent costs associated with the issuance of revolving credit facilities and convertible senior notes. The costs include underwriting fees, original issue discount, ticking fees, and legal fees. These non-cash expenses are not considered by management to reflect the core cash-generating performance of the business and therefore are excluded from our non-GAAP results.
e)EnlivenHealth restructuring. We excluded from our non-GAAP results the nonrecurring charges primarily related to restructuring within the EnlivenHealth business as we seek to gain operational efficiency and synergy, and adapt to the recent industry dynamics within the retail pharmacy space. These charges consisted primarily of severance and other related expenses. These expenses are unrelated to our ongoing operations and we believe that excluding these expenses provides more meaningful comparisons of the financial results to our historical operations and forward-looking guidance, and to the financial results of peer companies.
f)RDS restructuring. We excluded from our non-GAAP results the nonrecurring restructuring charges related to the wind down of the Company’s Medimat Robotic Dispensing System (“RDS”) product line, partially offset by reversals of previously recognized expenses in subsequent periods. These charges consisted primarily of inventory write-down, severance and other related expenses. These expenses are unrelated to our ongoing operations and we believe that excluding these expenses provides more meaningful comparisons of the financial results to our historical operations and forward-looking guidance, and to the financial results of peer companies.
g)Legal and regulatory expenses. We excluded from our non-GAAP results certain non-recurring legal and regulatory expenses, representing settlement amounts, related to certain claims of non-compliance with our government contracts that are outside of the ordinary course of our business. We believe that excluding these amounts provides more meaningful comparisons of the financial results to our historical operations and forward-looking guidance, and to the financial results of peer companies.
h)Management severance costs. We excluded from our non-GAAP results the severance expense of certain senior management associated with the restructuring of our senior leadership team. We believe that excluding these expenses provides more meaningful comparisons of the financial results to our historical operations and forward-looking guidance, and to the financial results of peer companies.
i)Executives transition costs. We excluded from our non-GAAP results the transition costs associated with the departure of a certain executive officer, primarily consisting of severance expenses. These expenses are unrelated to our ongoing operations and we do not expect them to occur in the ordinary course of business. We believe that excluding these expenses provides more meaningful comparisons of the financial results to our historical operations and forward-looking guidance, and to the financial results of peer companies.
j)Gain on extinguishment of convertible senior notes, net. We excluded from our non-GAAP results the gain on the partial repurchase of the Company’s Convertible Senior Notes due 2025 as well as the related unwinding of the convertible note hedge and warrants. We believe that excluding this gain provides more meaningful comparisons of the financial results to our historical operations and forward-looking guidance, and to the financial results of peer companies.
Management adjusts for the above items because management believes that, in general, these items possess one or more of the following characteristics: their magnitude and timing is largely outside of Omnicell’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual and we do not expect them to occur in the ordinary course of business; or they are non-operational or non-cash expenses involving stock compensation plans or other items.
We believe that the presentation of non-GAAP product gross profit, non-GAAP product gross margin, non-GAAP service gross profit, non-GAAP service gross margin, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted share, non-GAAP EBITDA, and non-GAAP EBITDA margin is warranted for several reasons:
a)Such non-GAAP financial measures provide an additional analytical tool for understanding Omnicell’s financial performance by excluding the impact of items which may obscure trends in the core operating results of the business.
b)Since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency and enhances investors’ ability to compare our performance across financial reporting periods.
c)These non-GAAP financial measures are employed by management in its own evaluation of performance and are utilized in financial and operational decision-making processes, such as budget planning and forecasting.
d)These non-GAAP financial measures facilitate comparisons to the operating results of other companies in our industry, which also use non-GAAP financial measures to supplement their GAAP results (although these companies may calculate non-GAAP financial measures differently than Omnicell does), thus enhancing the perspective of investors who wish to utilize such comparisons in their analysis of our performance.
Set forth below are additional reasons why share-based compensation expense is excluded from our non-GAAP financial measures:
i)While share-based compensation calculated in accordance with Accounting Standards Codification (“ASC”) 718 constitutes an ongoing and recurring expense of Omnicell, it is not an expense that requires cash settlement by Omnicell. We therefore exclude these charges for purposes of evaluating core operating results. Thus, our non-GAAP measurements are presented exclusive of share-based compensation expense to assist management and investors in evaluating our core operating results.
ii)We present ASC 718 share-based payment compensation expense in our reconciliation of non-GAAP financial measures on a pre-tax basis because the exact tax differences related to the timing and deductibility of share-based compensation under ASC 718 are dependent upon the trading price of Omnicell’s common stock and the timing and exercise by employees of their stock options. As a result of these timing and market uncertainties, the tax effect related to share-based compensation expense would be inconsistent in amount and frequency and is therefore excluded from our non-GAAP results.
Non-GAAP diluted shares is defined as our GAAP diluted shares, excluding the impact of dilutive convertible senior notes for which the Company is economically hedged through its anti-dilutive convertible note hedge transaction. Additionally, in a period of net loss, GAAP diluted shares are further adjusted for certain shares whose effect would be dilutive in a period of net income. We believe non-GAAP diluted shares is a useful non-GAAP metric because it provides insight into the offsetting economic effect of the hedge transaction against potential conversion of the convertible senior notes.
Non-GAAP free cash flow is defined as net cash provided by operating activities less cash used for software development for external use and purchases of property and equipment. We believe free cash flow is important to enable investors to better understand and evaluate our ongoing operating results and allows for greater transparency in the review and understanding of our overall financial, operational, and economic performance, because free cash flow takes into account certain capital expenditures and cash used for software development necessary to operate our business.
As stated above, we present non-GAAP financial measures because we consider them to be important supplemental measures of performance. However, non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for Omnicell’s GAAP results. In the future, we expect to incur expenses similar to certain of the non-GAAP adjustments described above and expect to continue reporting non-GAAP financial measures excluding such items. Some of the limitations in relying on non-GAAP financial measures are:
a)Omnicell’s equity incentive plans and stock purchase plans are important components of incentive compensation arrangements and will be reflected as expenses in Omnicell’s GAAP results for the foreseeable future under ASC 718.
b)Other companies, including companies in Omnicell’s industry, may calculate non-GAAP financial measures differently than Omnicell, limiting their usefulness as a comparative measure.
c)A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in Omnicell’s cash balance for the period.
A detailed reconciliation between Omnicell’s non-GAAP and GAAP financial results is set forth in the financial tables at the end of this press release. Investors are advised to carefully review and consider this information strictly as a supplement to the GAAP results that are contained in this press release as well as in Omnicell’s other reports filed with or furnished to the SEC.

Omnicell, Inc.
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024

Revenues:
Product revenues	$179,859	$182,271	$665,697	$630,507
Service revenues	134,125	124,608	519,148	481,731
Total revenues	313,984	306,879	1,184,845	1,112,238
Cost of revenues:
Cost of product revenues	104,917	96,755	379,162	383,025
Cost of service revenues	78,742	68,363	302,241	258,210
Total cost of revenues	183,659	165,118	681,403	641,235
Gross profit	130,325	141,761	503,442	471,003
Operating expenses:
Research and development	22,552	26,040	88,672	90,412
Selling, general, and administrative	107,358	103,325	409,610	380,254
Total operating expenses	129,910	129,365	498,282	470,666
Income from operations	415	12,396	5,160	337
Interest and other income (expense), net	284	11,204	6,165	25,256
Income before income taxes	699	23,600	11,325	25,593
Provision for income taxes	2,725	7,758	9,273	13,062
Net income (loss)	$(2,026)	$15,842	$2,052	$12,531
Net income (loss) per share:
Basic	$(0.05)	$0.34	$0.04	$0.27
Diluted	$(0.05)	$0.34	$0.04	$0.27
Weighted-average shares outstanding:
Basic	44,959	46,345	45,965	46,047
Diluted	44,959	46,854	46,362	46,255

Omnicell, Inc.
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	December 31,
	2025	2024

ASSETS
Current assets:
Cash and cash equivalents	$196,520	$369,201
Accounts receivable and unbilled receivables, net	216,858	256,398
Inventories	100,905	88,659
Prepaid expenses	33,709	25,942
Other current assets	132,077	75,293
Total current assets	680,069	815,493
Property and equipment, net	120,111	112,692
Long-term investment in sales-type leases, net	60,742	52,744
Operating lease right-of-use assets	24,366	25,607
Goodwill	737,946	734,727
Intangible assets, net	170,105	188,266
Long-term deferred tax assets	58,337	57,469
Prepaid commissions	52,840	54,656
Other long-term assets	70,204	79,306
Total assets	$1,974,720	$2,120,960

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$43,990	$51,782
Accrued compensation	57,172	60,307
Accrued liabilities	203,586	167,895
Deferred revenues	171,861	141,370
Convertible senior notes, net	—	174,324
Total current liabilities	476,609	595,678
Long-term deferred revenues	63,254	76,123
Long-term deferred tax liabilities	683	1,108
Long-term operating lease liabilities	24,794	31,123
Other long-term liabilities	9,970	7,218
Convertible senior notes, net	167,596	166,397
Total liabilities	742,906	877,647
Total stockholders’ equity	1,231,814	1,243,313
Total liabilities and stockholders’ equity	$1,974,720	$2,120,960

Omnicell, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Year Ended December 31,
	2025	2024
Operating Activities
Net income	$2,052	$12,531
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	78,795	82,232
Loss on disposal of assets	488	978
Share-based compensation expense	44,502	39,316
Deferred income taxes	(1,293)	(14,855)
Amortization of operating lease right-of-use assets	7,839	7,523
Impairment of external-use software development costs	599	—
Inventory write-down	—	5,393
Amortization of debt issuance costs	2,651	3,788
Gain on extinguishment of convertible senior notes, net	—	(7,517)
Changes in operating assets and liabilities:
Accounts receivable and unbilled receivables	41,424	(5,002)
Inventories	(11,225)	15,633
Prepaid expenses	(7,767)	24
Other current assets	(774)	9,337
Investment in sales-type leases	(10,171)	(10,398)
Prepaid commissions	1,816	(2,242)
Other long-term assets	4,087	2,161
Accounts payable	(9,283)	7,210
Accrued compensation	(4,009)	8,553
Accrued liabilities	(18,957)	13,942
Deferred revenues	16,379	28,952
Operating lease liabilities	(11,725)	(10,737)
Other long-term liabilities	1,872	900
Net cash provided by operating activities	127,300	187,722
Investing Activities
Asset acquisition	(2,430)	—
External-use software development costs	(17,518)	(16,330)
Purchases of property and equipment	(40,415)	(36,463)
Net cash used in investing activities	(60,363)	(52,793)
Financing Activities
Repayment of convertible senior notes due 2025	(175,000)	—
Proceeds from issuance of convertible senior notes, net of issuance costs	—	166,272
Partial repurchase of convertible senior notes	—	(391,000)
Purchase of convertible note hedge	—	(40,279)
Proceeds from sale of warrants	—	25,168
Partial unwind of convertible note hedge and warrants	—	(727)
Proceeds from issuances under stock-based compensation plans	16,868	13,411
Employees’ taxes paid related to restricted stock units	(7,684)	(4,827)
Common stock repurchases	(77,600)	—
Change in customer funds, net	25,099	(3,596)
Net cash used in financing activities	(218,317)	(235,578)
Effect of exchange rate changes on cash and cash equivalents	3,798	(1,716)
Net decrease in cash, cash equivalents, and restricted cash	(147,582)	(102,365)
Cash, cash equivalents, and restricted cash at beginning of period	398,614	500,979
Cash, cash equivalents, and restricted cash at end of period	$251,032	$398,614
Reconciliation of cash, cash equivalents, and restricted cash to the Condensed Consolidated Balance Sheets:
Cash and cash equivalents	$196,520	$369,201
Restricted cash included in other current assets	54,512	29,413
Cash, cash equivalents, and restricted cash at end of period	$251,032	$398,614

Omnicell, Inc.
Reconciliation of GAAP to Non-GAAP
(Unaudited, in thousands, except per share data and percentage)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Reconciliation of GAAP product gross profit to non-GAAP product gross profit:
GAAP product revenues	$179,859	$182,271	$665,697	$630,507
GAAP cost of product revenues	104,917	96,755	379,162	383,025
GAAP product gross profit	$74,942	$85,516	$286,535	$247,482
GAAP product gross margin	41.7%	46.9%	43.0%	39.3%
Share-based compensation expense	410	932	2,131	4,096
Amortization of acquired intangibles	332	350	1,346	1,397
RDS restructuring, net of reversals	322	1,197	322	9,894
Non-GAAP product gross profit	$76,006	$87,995	$290,334	$262,869
Non-GAAP product gross margin	42.3%	48.3%	43.6%	41.7%

Reconciliation of GAAP service gross profit to non-GAAP service gross profit:
GAAP service revenues	$134,125	$124,608	$519,148	$481,731
GAAP cost of service revenues	78,742	68,363	302,241	258,210
GAAP service gross profit	$55,383	$56,245	$216,907	$223,521
GAAP service gross margin	41.3%	45.1%	41.8%	46.4%
Share-based compensation expense	565	557	2,765	2,277
Amortization of acquired intangibles	379	667	2,345	2,734
EnlivenHealth restructuring	—	—	892	—
RDS restructuring, net of reversals	3,386	14	3,386	3
Non-GAAP service gross profit	$59,713	$57,483	$226,295	$228,535
Non-GAAP service gross margin	44.5%	46.1%	43.6%	47.4%

Reconciliation of GAAP gross profit to non-GAAP gross profit:
GAAP gross profit	$130,325	$141,761	$503,442	$471,003
GAAP gross margin	41.5%	46.2%	42.5%	42.3%
Share-based compensation expense	975	1,489	4,896	6,373
Amortization of acquired intangibles	711	1,017	3,691	4,131
EnlivenHealth restructuring	—	—	892	—
RDS restructuring, net of reversals	3,708	1,211	3,708	9,897
Non-GAAP gross profit	$135,719	$145,478	$516,629	$491,404
Non-GAAP gross margin	43.2%	47.4%	43.6%	44.2%

Omnicell, Inc.
Reconciliation of GAAP to Non-GAAP
(Unaudited, in thousands, except per share data and percentage)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Reconciliation of GAAP operating expenses to non-GAAP operating expenses:
GAAP operating expenses	$129,910	$129,365	$498,282	$470,666
GAAP operating expenses % to total revenues	41.4%	42.2%	42.1%	42.3%
Share-based compensation expense	(11,001)	(7,550)	(39,606)	(32,943)
Amortization of acquired intangibles	(4,522)	(4,480)	(17,805)	(18,578)
Acquisition-related expenses	(182)	(182)	(728)	(898)
EnlivenHealth restructuring	—	—	(1,674)	—
RDS restructuring, net of reversals	(231)	(1,223)	(231)	(2,056)
Legal and regulatory expenses	—	(2,000)	(2,700)	(2,000)
Management severance costs	(585)	(911)	(1,147)	(911)
Executives transition costs	—	—	(968)	—
Non-GAAP operating expenses	$113,389	$113,019	$433,423	$413,280
Non-GAAP operating expenses as a % of total revenues	36.1%	36.8%	36.6%	37.2%

Reconciliation of GAAP income from operations to non-GAAP income from operations:
GAAP income from operations	$415	$12,396	$5,160	$337
GAAP operating income % to total revenues	0.1%	4.0%	0.4%	0.0%
Share-based compensation expense	11,976	9,039	44,502	39,316
Amortization of acquired intangibles	5,233	5,497	21,496	22,709
Acquisition-related expenses	182	182	728	898
EnlivenHealth restructuring	—	—	2,566	—
RDS restructuring, net of reversals	3,939	2,434	3,939	11,953
Legal and regulatory expenses	—	2,000	2,700	2,000
Management severance costs	585	911	1,147	911
Executives transition costs	—	—	968	—
Non-GAAP income from operations	$22,330	$32,459	$83,206	$78,124
Non-GAAP operating margin (non-GAAP operating income as a % of total revenues)	7.1%	10.6%	7.0%	7.0%

Reconciliation of GAAP net income (loss) to non-GAAP net income:
GAAP net income (loss)	$(2,026)	$15,842	$2,052	$12,531
Share-based compensation expense	11,976	9,039	44,502	39,316
Amortization of acquired intangibles	5,233	5,497	21,496	22,709
Acquisition-related expenses	182	182	728	898
EnlivenHealth restructuring	—	—	2,566	—
RDS restructuring, net of reversals	3,939	2,434	3,939	11,953
Legal and regulatory expenses	—	2,000	2,700	2,000
Management severance costs	585	911	1,147	911
Executives transition costs	—	—	968	—
Amortization of debt issuance costs	496	871	2,651	3,788
Gain on extinguishment of convertible senior notes, net	—	(7,517)	—	(7,517)
Tax effect of the adjustments above (a)	(2,191)	(919)	(7,601)	(7,295)
Non-GAAP net income	$18,194	$28,340	$75,148	$79,294

Omnicell, Inc.
Reconciliation of GAAP to Non-GAAP
(Unaudited, in thousands, except per share data and percentage)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Reconciliation of GAAP net income (loss) per share - diluted to non-GAAP net income per share - diluted:
Shares - diluted GAAP	44,959	46,854	46,362	46,255
Shares - diluted non-GAAP	45,486	46,854	46,362	46,255

GAAP net income (loss) per share - diluted	$(0.05)	$0.34	$0.04	$0.27
Share-based compensation expense	0.27	0.19	0.96	0.85
Amortization of acquired intangibles	0.12	0.12	0.46	0.49
Acquisition-related expenses	0.00	0.00	0.02	0.02
EnlivenHealth restructuring	—	—	0.06	—
RDS restructuring, net of reversals	0.09	0.05	0.08	0.26
Legal and regulatory expenses	—	0.04	0.06	0.04
Management severance costs	0.01	0.02	0.02	0.02
Executives transition costs	—	—	0.02	—
Amortization of debt issuance costs	0.01	0.02	0.06	0.08
Gain on extinguishment of convertible senior notes, net	—	(0.16)	—	(0.16)
Tax effect of the adjustments above (a)	(0.05)	(0.02)	(0.16)	(0.16)
Non-GAAP net income per share - diluted	$0.40	$0.60	$1.62	$1.71

Reconciliation of GAAP net income (loss) to non-GAAP EBITDA (b):
GAAP net income (loss)	$(2,026)	$15,842	$2,052	$12,531
Share-based compensation expense	11,976	9,039	44,502	39,316
Interest (income) and expense, net	(894)	(5,062)	(9,427)	(23,399)
Depreciation and amortization expense	19,811	19,966	78,795	82,232
Acquisition-related expenses	182	182	728	898
EnlivenHealth restructuring	—	—	2,566	—
RDS restructuring, net of reversals	3,939	2,434	3,939	11,953
Legal and regulatory expenses	—	2,000	2,700	2,000
Management severance costs	585	911	1,147	911
Executives transition costs	—	—	968	—
Amortization of debt issuance costs	496	871	2,651	3,788
Gain on extinguishment of convertible senior notes, net	—	(7,517)	—	(7,517)
Provision for income taxes	2,725	7,758	9,273	13,062
Non-GAAP EBITDA	$36,794	$46,424	$139,894	$135,775
Non-GAAP EBITDA margin (non-GAAP EBITDA as a % of total revenues)	11.7%	15.1%	11.8%	12.2%
_________________________________________________
(a)Tax effects calculated for all adjustments except share-based compensation expense, using an estimated annual effective tax rate of 21% for both fiscal years 2025 and 2024.
(b)Defined as earnings before interest income and expense, taxes, depreciation, amortization, and share-based compensation, as well as excluding certain other non-GAAP adjustments.

Omnicell, Inc.
Reconciliation of GAAP to Non-GAAP
(Unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Reconciliation of GAAP net cash provided by operating activities to non-GAAP free cash flow:
GAAP net cash provided by operating activities	$30,354	$56,315	$127,300	$187,722
External-use software development costs	(4,281)	(4,481)	(17,518)	(16,330)
Purchases of property and equipment	(7,709)	(9,087)	(40,415)	(36,463)
Non-GAAP free cash flow	$18,364	$42,747	$69,367	$134,929